Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 2 of our report dated May 31, 2016 relating to BioCrude Technlogies, Inc.’s consolidated financial statements as of December 31, 2015 and 2014 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

August 11, 2016